UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2021
Date of Report (Date of earliest event reported)

PETROTEQ ENERGY INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55991	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15315 W. Magnolia Blvd., Suite 120 Sherman Oaks, California	91403
(Address of principal executive offices)	(Zip Code)

(800) 979-1897
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

__________

SECTION 5.01 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Alex Blyumkin has resigned as an officer and director of Petroteq Energy Inc. ("Petroteq" or the "Company") effective August 6, 2021. The Board of Directors of the Company has appointed Dr. R. Gerald Bailey, a current director and former Chief Executive Officer of the Company, as Chairman of the Board of Directors and Interim Chief Executive Officer. In addition, the Board of Directors has appointed Mr. Vladimir Podlipskiy, currently the Chief Technology Officer of the Company, as a director to fill the vacancy on the Board created by Mr. Blyumkin's resignation.

Dr. Bailey has also been appointed to fill the vacancy on the Company's Audit Committee created by Mr. Blyumkin's resignation.  The Audit Committee now consists of Robert Dennewald, James Fuller and Dr. Bailey.

The appointments of Dr. Bailey and Mr. Podlipskiy to their new positions with Petroteq are effective as of August 6, 2021.

After giving effect to the foregoing, Petroteq's Board of Directors consists of R. Gerald Bailey, James Fuller, Robert Dennewald and Vladimir Podlipskiy, and Petroteq's officers consist of:

R. Gerald Bailey	Interim Chief Executive Officer
Mark Korb	Chief Financial Officer
George Stapleton	Chief Operating Officer
Vladimir Podlipskiy	Chief Technology Officer

Dr. Bailey - Interim Chief Executive Officer and Director

Experience and Education

Dr. Bailey, age 80, has over 50 years of experience in the international petroleum industry in all aspects, both upstream and downstream with specific Middle East skills and U.S. onshore/offshore sectors.  Dr. Bailey previously served as the Company's President between July 2017 and late February 2020.  He also previously served as Petroteq's Chief Executive Officer from October 2012 until July 2017, and has been a member of the Company's Board of Directors since October 2012.

Dr. Bailey is currently Chairman of Bailey Energy LLC, under which he does consulting in the oil and gas industry, since 1997. He is a Director in public company PetroSun, involved in helium development. He is retired from Exxon, lastly as President, Arabian Gulf. During his career with Exxon, he was seconded as a supervisor to Esso Libya with LNG experience, and assigned to Exxon Lago Oil in Aruba as a refinery manager, then seconded to Qatar Petroleum to manage the oil and gas fields, and also seconded as an executive to the Abu Dhabi Onshore Oil company. He had prior experience with Texaco in oil additives and petrochemicals.

Dr. Bailey holds a BS Degree in Chemical Engineering from the University of Houston, an MS Degree in Chemical Engineering from the New Jersey Institute of Technology, Newark, New Jersey, a PhD Degree from Columbia Pacific University, San Rafael, California, and is a graduate of Engineering Doctoral Studies from Lamar University, Beaumont, TX.  He has written many articles, papers and studies on the oil industry, and has been a keynote speaker of many international industry conferences.  He is a member of the Middle East Policy Council, Society of Petroleum Engineers and the American Institute of Chemical Engineers.

Compensation

The Company has not entered into a written employment agreement with Dr. Bailey.  Dr. Baily is entitled to cash compensation of $10,000 per month in his new role.  The Board of Directors is responsible for reviewing compensation paid to the Company's executive officers on an annual basis.

No Family Relationships with Existing Directors or Executive Officers

Dr. Bailey is not related to any existing director or executive officer of the Company, and, except as disclosed in this current report, the Company has neither nominated nor chosen any other person (whether related to Dr. Bailey or otherwise) to become a director or executive officer of the Company.

No Related Party Transactions

Dr. Bailey has not been party to any transaction with the Company since the beginning of the Company's last fiscal year, and is not party to any proposed transaction with the Company, involving an amount exceeding $120,000 and in which he had or will have a direct or indirect material interest.

Mr. Podlipskiy - Chief Technology Officer and Director

Experience and Education

Mr. Podlipskiy has served as our Chief Technology Officer since May 2011. He has extensive experience as a researcher in many senior science disciplines, involved in oil extraction technologies, automobile care, household consumer and cosmetic products and research into mold remediation products, all with a focus on the utilization of benign solvents/solutions. Previously, he held research appointments in new product development for EMD Biosciences, Inc., (Merck KgaA, Darnstadt, Germany), and worked as Chief Chemist in Research & Development for Nanotech, Inc., Los Angeles, California, and as Chief Chemist for Premier Chemical, Compton, California. He is a former Premier Chemical Scientist at UCLA's Department of Chemistry. Mr. Podlipskiy owns patents for innovative fuel additives and car care products and has authored several papers involving fuel re-formulator products and mold remediation. He is currently involved in research and development of new petroleum industry products, systems and technologies.

Mr. Podlipskiy is the principal research scientist responsible for the development of Petroteq Energy Inc.'s technologies used in its various oil extraction programs in Utah, and has recently finalized all fabrication/assembly details for the company's first oil sands extraction plant installed at Asphalt Ridge, Utah. He has worked extensively with a variety of suppliers from the U.S. and Eastern Europe in the planning and design stages of the extraction unit's systems. He holds a PhD Degree in Bio-Organic Chemistry from the Institute of Bio-Organic Chemistry & Petroleum Chemistry, Kiev, Ukraine, and a Degree in MS-Organic Chemistry from the Department of Chemistry, Kiev State University, Kiev, Ukraine.

No Related Party Transactions

Mr. Podlipskiy has not been party to any transaction with the Company since the beginning of the Company's last fiscal year, and is not party to any proposed transaction with the Company, involving an amount exceeding $120,000 and in which he had or will have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release dated August 6, 2021*

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTEQ ENERGY INC.
DATE: August 6, 2021	By: /s/ R.G. Bailey Dr. Gerald Bailey Interim Chief Executive Officer